ASSET PURCHASE AND placeCitySALE AGREEMENT

BETWEEN

GLOBAL SAFETY HOLDINGS, CORP.

And

 HOMELAND  SECURITY NETWORK,  INC.

THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") made this 24th day of September, 2008  by and  amongst Global Safety Holdings, Corp.,  a corporation organized and existing under the laws of the State of Florida with offices at 2649 NE 186th Terrace, Aventura, Florida 33180  (the "Purchaser"), and Homeland Security Network,  Inc.  a corporation organized and existing under the laws of placeStateNevada with offices at addressStreet7920 Beltline Road, Suite 770 CityDallas, StateTexas PostalCode75254  (the “Seller”).

W I T N E S S E T H:

WHEREAS, Seller is willing to sell to Purchaser, but only as specifically provided herein,  and Purchaser is willing to buy from Seller upon the terms and conditions hereinafter set forth, all right, title and interest of the Seller in and to the assets  (as hereinafter defined) as more fully set forth in their Agreement; and

WHEREAS, Purchaser is desirous of purchasing the assets all subject to the terms and conditions set forth herein;

WHEREAS, the Seller, its Board of Directors and its shareholders have consented to the sale of the assets and no other consents are required.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

DEFINED TERMS Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in their Agreement.

1.1

"ASSETS" means those assets to be conveyed hereunder as more fully set forth in the attached Schedule A constituting any aspect of the Seller’s business with respect to global positioning systems and global monitoring services, whether or not in control or possession of the Seller, including all intellectual property rights and goodwill related to the business attributable to the Assets.

1.2

"BUSINESS"  those business operations of any kind or nature carried on by the Seller at any location throughout the world  related to the use of the Assets or any other assets associated with providing global positioning systems (“GPS”) and its GPS monitoring services  whether constituting  personal, tangible or intangible personal property, and whether or not in the possession or control of Seller.

1.3

"BUSINESS DAY" means any day except Saturday, Sunday, or any statutory holiday in the State of StateFlorida, placecountry-regionU.S.A.

1.4

“COMMON STOCK” means the $.001 common stock of Purchaser.

1.5

“CLOSING DATE" means within ten (10) days of Purchaser completing its due diligence investigation but in no event later than September 30, 2008 unless extended by the mutual consent of the parties. Notwithstanding the foregoing,  Closing may be extended until  October 15, 2008 in the sole and absolute discretion of the Purchaser if Purchaser has not completed its due diligence investigation.

1.6

“COMMON STOCK”  means the $.001 par value  common stock of the Purchaser.

1.7

"PURCHASE DOCUMENTS" means this Agreement and all other  agreements, documents or instruments to be executed in connection with  this Agreement.

1.8    “INTELLECTUAL PROPERTY” refers to trademarks, trade secrets, patents and patent rights, copyrights and applications for the foregoing, if any, for the Assets being purchased hereunder.

1.9    “SATISFACTION AMOUNT” refers to the agreed value of the Assets to be transferred which for purposes of this Agreement shall be $4 million.

1.10    “SOFTWARE” shall mean all programming code source and object code relating to the ownership or use of the Assets.

2.0

PURCHASE OF ASSETS AND PURCHASE PRICE

2.1        Assets.  Upon the terms and subject to the conditions provided in this Agreement, Seller shall, on the date of Closing convey, sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Sellers' right, title and interest in and to the Assets including, but without limitation, all of the Assets shown on the Schedule A hereto attached marked Schedule A as may be amended prior to Closing.  All Assets are to be in good working condition at Closing.

Purchaser shall be entitled to use and market the Assets in its sole and absolute discretion, except that immediately following the Closing, Purchaser shall execute a licensing agreement with the Seller permitting the Seller to market global positioning services in the country-regionUnited States and placecountry-regionMexico. The terms and conditions of the licensing agreement to be more fully set forth in the License Agreement to be executed at the time of Closing.

The Licensing Agreement will terminate upon payment of the Satisfaction Amount.

In consideration for the license being terminated, for as long as Seller conducts the Business in the United States or Mexico, Purchaser shall pay Seller two (2%) percent of the gross revenue collected from the United States and Mexico related to the business.

2.2

Liabilities.  Except for the liabilities and obligations listed on Schedule B (hereinafter hereto attached marked Schedule B and collectively referred to as the ("Assumed Liabilities"), the Purchaser shall assume no liabilities or other obligations, commercial or otherwise, of Seller, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise.

A.

Without in any way limiting the generality of the foregoing, Purchaser shall not assume any obligation or liability of Seller with respect to the following (i) any transaction involving Seller occurring after the Closing Date; (ii) any liability of Seller for federal, state or local taxes, fees, assessments or other similar charges (including without limitation income taxes, real estate taxes, payroll taxes and sales taxes); (iii) any liability for services performed by Seller on or prior to the Closing Date; (iv) except as expressly provided in their Agreement, any responsibility of Seller with respect to salary, wages, vacation pay, savings plans, severance pay, deferred compensation, or other obligations for the benefit of any employee of Seller, including pension benefits accrued (vested or unvested), or arising out of their employment through the Closing Date for which Seller shall be liable; (v) any liability or obligation incurred in connection with or related to the transfer of the Assets pursuant hereto including, but not limited to sales taxes, transfer taxes or stamp taxes; (vi) any liability of any kind whatsoever resulting from the failure of Seller to comply with the requirements of all applicable building, fire, zoning and environmental laws, laws relating to occupational health and safety and other laws applicable to Seller or the conduct of its business; (vii) any liability under any Assumed Contract to the extent such liability arises out of Sellers' failure to perform its obligations there under to the extent performance is due on or prior to the Closing Date; (viii) any liability of Seller to Sellers' stockholders or their relatives or friends; (ix) any indebtedness of Seller to any banks or other lending institutions; (x) liabilities in respect of any pension, profit sharing or other employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") of Seller; and (xi) any liability, obligation or account payable of Seller not listed on Schedule B.

2.3      Purchase Price.

Stock Consideration:

At the Closing,  Purchaser shall deliver to Seller a total of 3,111,111 million shares of the Purchaser’s  Common Stock.  Said shares of Common Stock have not been registered with the Securities and Exchange Commission and will be stamped with an appropriate restrictive legend indicating that the Common Stock has not been registered and that there are restrictions from further transfer of the Common Stock.

         Following the Purchaser’s receipt of outside Investor funding of no less than $15 million in funding, (the “Financing”),    Seller shall be granted a non-dilutive equity stake in the Company based upon the Seller’s pro rata equity interest in the Purchaser’s common stock calculated on a fully diluted basis at the time of the completion of the Financing.  Any non-dilutive rights granted to the Seller in conjunction with the execution of this Agreement shall immediately terminate on the filing of any registration statement with the Securities and Exchange Commission.

For purposes of example only,  if the Purchaser secured financing of $15 million in one or multiple tranches and issued an additional 15 million shares of common stock the equity ownership would be as follows:

Purchaser:

28,000,000

Seller:

  3,111,111

Investor:

15,000,000

Total issued and outstanding:  46,111,111

Percentage of issued and outstanding owned by Seller:   6.75%

Until such time as the Purchaser shall file a registration statement with the Securities and Exchange Commission,  Seller shall be entitled to retain a non-dilutive equity ownership in the company of 6.75%,

Cash Consideration:

           In addition to the 3,111,111 million shares of Common Stock, Seller shall receive the following cash consideration following execution of this Agreement

1.

1.

Beginning on the Closing date and continuing until September 30, 2009, Seller shall receive 10% of the Company’s  “EBITDA” as calculated pursuant to generally accepted accounting principles (“GAAP”).

b.

Beginning October 1, 2009 and continuing until September 30, 2010, Seller shall receive 5% of the Company’s EBITDA.

c.

Beginning October 1, 2010 and continuing until September 30, 2011 Seller shall receive 3% of the Company’s EBITDA.

For purposes of this Agreement  EBITDA  shall be calculated only from revenues generated from the use of the Assets or operation of the  Business.   If the Company should engage in any other business activity or generate revenue or incur expenses from any other source not previously identified or defined in this Agreement, Seller shall not be entitled to any percentage of the revenues or EBITDA generated from these activities and any expenses attributable to these business activities shall not be deducted in calculating the EBITDA.

All payments due and owing  pursuant to Section 2.3 shall be made no later than thirty days following the date in which the time period for the calculation of EBITDA  has been computed.

Purchaser shall deliver to Seller a statement showing the basis for the payment.  If the Seller disputes the calculation of the EBITDA,  Seller may,  at its sole cost and expense retain the services of an independent accounting firm to calculate EBITDA.  If Seller disputes the calculation of EBITDA as determined by the Seller’s chosen accounting firm, each party will agree on the appointment of a new accountant to calculate EBITDA.  The cost of this accounting will be borne equally by the parties.  It is further agreed that the calculation of EBITDA as determined by the  accounting firm nominated by both parties shall be binding upon the parties.

In the event that the Satisfaction Amount is not paid to the Seller by October 31, 2011, then in that event, Purchaser shall pay to Seller 3% of the EBITDA until the 4 million dollars are paid to Seller.

2.4

Right to Offset.  In the event that Purchaser receives any demand for payment in connection with the transfer, use or operation of the Assets, unless those liabilities are set forth on Schedule B,  then in that event Purchaser shall notify Seller of the claim.

Until Seller has provided proof satisfactory to the Purchaser that the liability has been satisfied,  Purchaser shall have the right to offset any payments otherwise due the Seller pursuant to paragraph 2.3.   Alternatively, Purchaser shall have the right to demand indemnification from the Seller and its shareholders as more fully set forth in the agreement.

If Purchaser shall pay any amounts for which any right of offset or  indemnification is otherwise due and payable, said amount shall be deducted from any annual EBITDA  payment due Seller and shall be credited against the Satisfaction Amount.

2.5

Allocation of the Purchase Price.  The Purchase Price shall be allocated amongst the Assets as provided in Schedule A attached hereto, and each party shall file in a manner consistent therewith (i) the reports required under Section 1060 of the Internal Revenue Code of 1986, as amended, and (ii) their respective Federal, state and local tax returns.

2.6

Bankruptcy or Insolvency of the Seller.   THIS SECTION INTENTIONALLY LEFT BLANK.

2.7

Conditions to Closing.  A. Seller shall permit Purchaser, or its duly authorized representative to examine and test the software and hardware and its functionality.  Purchaser will be able to inspect all source codes and program codes necessary for the operation of the software. There shall be an open exchange of questions and answers. Seller shall  produce and demonstrate functionality of each and every software program and code for work in progress, if any, or any other work in progress.  Seller shall permit Purchaser to inspect any and all other Assets being transferred.   At Closing, the source code shall then be provided to Purchaser and Seller shall not be permitted to retain copies of in any format whatsoever.

Seller shall provide computer generated schedules and descriptions of completed GPS and GPS Monitoring Station work product and work in progress product completed or in progress to be completed work.

The code inspection by Purchaser as described above does not constitute a waiver by Purchaser of Sellers' definitive obligation to deliver at Closing the fully functioning software, all  source code components, web browser, all databases, a dated copy of each version or versions of the software.

Seller shall also provide requisite signed documents transferring to Purchaser any and all monitoring  accounts including hosting account(s) except for those in the country-regionUnited States and placecountry-regionMexico.

It is understood by the parties that Seller hereby warrant that Seller shall provide Purchaser  at Closing copies on separately labeled computer discs clean copies of the complete and latest version of all software and code including all upgrades separately identified on individual computer discs.  At Closing Seller shall provide complete copies of all software code which is included in this purchase and listed as an Asset on Schedule A to this Agreement. Software code shall be provided on separately labeled computer discs. Seller warrant that all software licenses, if any, are current and up to date and Seller shall provide a listing of same with appropriate start and end dates.

If for any reason Purchaser is not satisfied with the results of its due diligence investigation,  Purchaser may terminate this Agreement without further liability.

B.  Seller or its duly authorized representative shall be entitled to review the books and records of the Purchaser.  If the books and records are not acceptable to the Seller,   this Agreement may be cancelled by the Seller without further liability.

3.0

DOCUMENTS TO BE DELIVERED AT CLOSING

3.1.

At the Closing:

A.

Seller shall execute and deliver to Purchaser a Bill of Sale fully executed and in the form of Schedule C  attached hereto, conveying, selling, transferring and assigning to Purchaser all of the Assets free and clear of any and all defects, liens, encumbrances, charges and equities whatsoever.

Seller shall execute or endorse and deliver to Purchaser other duly executed separate instruments of sale, assignment or transfer, including, but not limited to assignments of contract rights or leases, intangibles, in form suitable, where appropriate, for filing or recording with the appropriate office or agency for various items of the Assets or other rights of Seller to be conveyed hereunder, where, in Purchaser's reasonable judgment, the same are necessary or desirable in order to vest or evidence title hereto in Purchaser.

B.

Seller shall deliver to Purchaser copies, certified by the Secretary of Seller, of (i) certificates of good standing in the jurisdiction of the Sellers' incorporation and in each other jurisdiction in which the Seller is doing or transacting business,  (ii) the unanimous written consent of the Seller’s Board of Directors and (iii) the consent of the Company’s stockholders authorizing the Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

C.

Purchaser shall deliver to Seller copies, certified by the Secretary of Purchaser, of (i) certificates of good standing in the jurisdiction of the Purchaser's incorporation and in each other jurisdiction in which the Purchaser is doing or transacting business, and (ii) the unanimous written consent of the Board of Directors and stockholders of Purchaser authorizing their Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

D.

Seller shall deliver to the Purchaser at Closing all original books and records of the Seller relating to the Sellers' Business, including Customers and Sellers' assets, accompanied by a detailed listing fully identifying the Sellers' customers, and a detailed list of Assets as described on Schedule A.

E.

Seller shall deliver to the Purchaser all necessary consents of third parties to the execution and delivery of their Agreement and the consummation of the transactions contemplated. The Seller shall specifically provide the requisite domain name transfers to Purchaser.

G.

Seller, its officers and directors  shall execute at Closing Non-Compete and Non-solicitation  agreements.   The agreements will prohibit Seller or any of its officers or directors from engaging in a competing business for a period of four  years except in the country-regionUnited States and placecountry-regionMexico.  Seller, its officers and directors shall be prohibiting from soliciting existing or prospective clients in any jurisdiction except for the country-regionUnited States and placecountry-regionMexico.

Any breach of this provision will cause irreparable harm to the Purchaser,  the extent of which will be difficult to calculate with any degree of certainty.  Therefore,  the parties agree that the liquidated damage for any breach shall be the cessation and full release of Purchaser from any further payments of EBITDA as set forth in paragraph 2.3 of this Agreement.  In addition,  Purchaser shall not be required to pay to Seller the Satisfaction Amount.

3.2

 Purchaser  shall deliver to the Seller at Closing  copies of its  books and records.

4.

CLOSING.  The Closing of the transactions contemplated by their Agreement, and all deliveries to be made at such time in connection therewith, shall take place at the law firm of Jeffrey G. Klein PA, Suite 270, 2600 North Military Trail, Boca Raton, Florida, 33431 upon the satisfaction of all of the conditions set forth in this Agreement on or before  September 30,  2008   subject to extension as more fully set forth in this Agreement. Such Closing to take place by delivery to such counsel of executed counterparts of their Agreement and all other documents, instruments and certificates required to be delivered by Seller or Purchaser at the Closing (Said Closing and said date thereof, herein referred to as the "Closing" and the "Closing Date", respectively).

5.     REPRESENTATIONS AND WARRANTIES BY SELLER

5.1.

Seller warrants and represent to Purchaser as follows:

A.

Seller is a corporation duly organized and validly existing under the laws of the placeStateNevada.  Seller has full power and authority to own the Assets and conduct its business and that Assets are owned free and clear of all liabilities of any kind or nature without any liens or encumbrances.

B.

The execution, delivery and performance of the Purchase Documents by Seller, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

(i)

violate any provision of law, statute, rule or regulation to which Seller is subject,

(ii)

violate any judgment, order, writ or decree to which Seller is a party or by which it is or may be bound; or

(iii)

to the knowledge of Seller, result in the breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Seller is a  party or by which it is or may be bound or affected.

C.

All necessary corporate action has been taken by Seller to authorize the execution, delivery and performance of the Purchase Documents.  Seller will provide Purchaser prior to closing copies of director and shareholder consents to enter into this Agreement.  The Purchase Documents have been duly and validly authorized, executed and delivered by Seller and constitute the valid and binding obligation of Seller enforceable against it in accordance with their respective terms.

1.

All consents and approval required for transferring the Assets to Purchaser hereunder and for assigning the agreements, including without limitation all amendments, modifications, and supplements, whether written or oral and for performing Sellers' obligations under the Purchase Documents have been obtained.  No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Purchase Documents.

D.

The Assets being transferred per Schedule A are owned free and clear of all liens and encumbrances, are not encumbered by any lien or the subject matter of any known or anticipated litigation.   Seller has satisfied all conditions required of Seller in connection with the acquisition of the assets from the original owner and Seller has recorded title to the assets with the United State Patent and Trademark Office.   Copies of all registrations, whether in the placecountry-regionUnited States or with any foreign jurisdiction are attached hereto.  Seller further acknowledges and agrees that the Purchase Price paid by Purchaser for Seller’s Assets is fair and adequate consideration.

E.

Seller has conducted its business in compliance with all applicable placecountry-regionU.S. federal, state, and local laws, regulations and ordinances and any laws or regulations of any foreign jurisdiction.

F.

Seller has  not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how patents, patent rights, trade name, trademarks and service marks of any other party.

G.    Seller is not a party to any written or oral employment, agency or commission agreement with any of its employees that cannot be terminated upon the closing date of their transaction without penalty.  No employee, director, officer or stockholder (or any current or former family member thereof) of Seller, either individually or in any other capacity, has a claim of any kind against the Seller, the Business or the Assets and Seller has no obligation with respect to such person or entity.  Seller does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees.

2.

The Seller has completed its due diligence on the Purchaser and understands the risks and uncertainties involved with the receipt of the Purchaser’s Common Stock.  Seller has had an opportunity to discuss the operations of Purchaser’s s business, financial condition and affairs with management and has been provided with any requested information.  The Seller understands that there is a substantial risk of loss with respect to their investment in the Common Stock of the Purchaser.

3.

Restricted Securities.  The Seller understands  that the Common Stock has not been, and will not be, registered under the Securities Act.  The Seller  acknowledges that the Purchaser has no obligation to register or the Common Stock and that there is no public market for the Common Stock.    Seller further acknowledges that the Purchaser may place a restrictive legend on the certificate restricting the further transfer of the Common Stock.

H.

Seller has paid all personal and intangible property taxes due as a result of  the ownership of the assets and there are no amounts due and owing for personal or corporate property or intangible property taxes.

I.

There is (and has not been since its inception) no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Assets, at law or in equity or before any domestic or foreign federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this  Agreement, or the transactions contemplated hereby, or otherwise claiming their Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Sellers' knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated.  Seller is not (and has not been within the past five years) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins attachments, or executions have been issued or are now in force against Seller.  No petition in bankruptcy or receivership has ever been filed by or against Seller.

J.    In the event that Purchaser discovers any asset(s) missing from those identified on Schedule A regardless if missing by omission, inadvertent or not, including any property identified that should have been identified as an asset and identified on Schedule A, including software code documents that represent or identify software ownership, software licensing agreements, contracts for any use or purpose, all other pertinent documents generated or obtained in the normal course of business, the transfer of critical knowledge considered representative and utilized in the business and operations of its GPS tracking devices or GPS monitoring services,   Purchaser shall notify Seller of said discovery.

K.   The Seller owns all Intellectual Property and proprietary rights to the Assets and for the operation of the Business as presently conducted and as presently proposed to be conducted. Each Item of Intellectual Property owned by the Seller with respect to the purchased Assets immediately prior to the Closing hereunder will be owned by the Purchaser immediately subsequent to the Closing hereunder. The Seller has taken all reasonable, necessary and prudent  action to maintain and protect each item of Intellectual Property that it owns.

L.     The Seller warrants that no source codes, software, browser code, ancillary programming product, or any software versions thereof owned by the Seller or any predecessor entities, have been licensed, sold, rented, leased, loaned, hypothecated, or transferred to any individual or entity at any time or at any occasion for any reason.

6.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1

Purchaser hereby represents and warrants to Seller as follows:

A.

Purchaser is a corporation duly organized and validly existing under the laws of the State of placeStateFlorida and has full power and authority to own its property and conduct its business.

B.

The execution, delivery and performance of their Agreement, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

(i)

violate any provision of law, statute, rule or regulation to which Purchaser is subject;

(ii)

violate any judgment, order, writ or decree to which Purchaser is a party or by which Purchaser is bound; or result in the modification or termination of, or constitute a default under the corporate charter or by-laws or any other agreement, understanding or instrument to which Purchaser is a party or by which Purchaser is or may be bound or affected.

C.     All necessary corporate action has been taken by Purchaser to authorize the execution, delivery and performance of their Agreement, and the consummation of the transaction contemplated hereby.  Their Agreement has been duly and validly authorized and is a binding obligation of Purchaser enforceable against it in accordance with its terms.

D.

Purchaser is not subject to any current or threatened litigation.

E.

There are currently 28 million shares of Common Stock issued and outstanding and there will be an equivalent number of shares of Common Stock issued and outstanding as of the date of Closing.  There are not currently, nor will there be as of the date of Closing,  any options, warrants or other rights which will upon exercise result in the issuance of additional shares of common stock of the Purchaser.  Attached hereto is a schedule indicating the current shareholders of the Purchaser.

7.

CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

7.1

All obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

A.

All representations and warranties made in their Agreement by Purchaser shall be true and correct as of the Closing Date in all material respects.

B.

Purchaser shall have tendered the required documents and certificates at the Closing as set forth in Section 2.3 hereof.

C.     All corporate action necessary to authorize (A) the execution, delivery and performance by Purchaser of their Agreement and any other agreements or instruments contemplated hereby to which Purchaser is a party and (B) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Purchaser, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the board of directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser.

8.  CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE

8.01

All obligations of Purchaser hereunder are, at the option of Purchaser, subject to the conditions that, at the Closing Date:

A.

All representations and warranties of Seller contained in their Agreement shall be true and correct as of the Closing Date in all material respects.

B.

Seller shall have performed all commitments hereunder up to the Closing Date and shall have tendered the required documents, instruments and certificates as set forth in Section 3 hereof.

C.

No action suit, proceeding or investigation by or before any court,  administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by their Agreement or which may affect the right of Purchaser to own, operate or control after the Closing Date the Assets and the Seller's Business.

D.     All corporate action, necessary to authorize (A) the execution, delivery and performance by the Seller of their Agreement and any other agreements or instruments contemplated hereby or thereby to which Seller is a party and (B) the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Purchaser shall have been furnished with copies of all applicable resolutions of Seller certified by the Secretary or Assistant Secretary of the Seller.

E.

The Seller shall have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the communication of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements

F.        Non-Compete/Non-Disclosure Agreements:  All officers and directors  of Seller will execute Non-Compete and Non-Disclosure agreements at Closing.

9.

INDEMNIFICATIONS

9.01

Seller agrees to indemnify and hold harmless Purchaser, its officers and directors  from:

A.

Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenants on the part of Seller under their Agreement.

B.

Any and all actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys fees, expenses incident to any of the foregoing.

C.         Any and all liabilities as they relate to the personal property being transferred under their Purchase and Sale Agreement which are not specifically set forth.

9.02

Purchaser agrees to indemnify and hold Seller harmless from:

A.

Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non- fulfillment of any covenant on the part of Purchaser under their Agreement

B.  Any and all actions, suits, proceeding, demands, assessments, judgments, costs, reasonable attorney's fees and expenses incident to any of the foregoing.

9.03

Any party having an indemnification claim hereunder (An Indemnitee") shall give the other party ("Indemnitor") prompt notice in writing of any claim by any third party which gives rise to a claim for indemnification hereunder, and of any alleged breach of any of the representations and warranties contained in their Agreement.  As to any alleged breach of the representations or warranties, written notice shall contain a statement setting forth the nature of the alleged breach or breaches.  The Indemnitor shall have thirty (30) days after the delivery of such notice to cure or contest any such claim by a third party or any such alleged breach or breaches.  At its option, to be exercised within thirty (30) days of such notice, the Indemnitor may defend against any such action or proceeding with counsel of its choice, at the Indemnitor's expense, it being understood, however, that the Indemnitor's designation of counsel shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withheld.  Additionally, at its own expense the Indemnitee may participate in any such defense with counsel of its choice.  As long as the defense is being handled by the Indemnitor, the Indemnitee shall not settle any such claim, action or proceeding without prior written consent of the Indemnitor, except that if the Indemnitee does elect to settle the matter without such consent, the Indemnitor shall be released from the terms of their indemnification.  Notwithstanding the foregoing, in the event the Indemnitor elects not to defend any such claim, action, or proceeding, the Indemnitee may do so, in which event the Indemnitor shall continue to indemnify the Indemnitee for any liabilities, losses and damages incurred by the Indemnitee, including any settlement payments and for the reasonable costs and expenses of their counsel.

9.04

All indemnifications made herein by Purchaser,  Seller and the Shareholders shall survive the closing of their transaction and shall inure to the benefit of the Purchaser’s and Seller’s heirs, assigns, agents, principals, members and/or shareholders.

10.   MISCELLANEOUS.

10.01

This Agreement may not be assigned by Seller  without the prior written consent of Purchaser whose consent may be withheld in the sole and absolute discretion of the Purchaser.

10.02

Survival or Representations. The representations and warranties set forth herein shall survive the execution of their Agreement.

10.03   Entire Agreement.   This  Agreement constitutes the entire agreement between the parties with respect to the subject matter and shall not be change or amended without the prior written consent of all the parties hereto.

10.04

Governing Law and Disputes. This agreement shall be governed by and construed in accordance with the laws of the State of placeStateFlorida.

10.05

By entering into their Agreement, the parties agree to the venue jurisdiction in the addressStreetState of Florida Court system  in  placeCityMiami-Dade County, StateFlorida.

10.06

Captions.  The captions herein are for the convenience of the parties and are not to be constructed as part of the terms of their Agreement.

10.07

Waiver.  Any waiver by either party of any breach of their Agreement shall not be considered a waiver of any subsequent breach.

10.08

Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed by registered or certified mail, postage prepaid return receipt requested, to the party to whom it is to be given.

10.09

Severability.  In the event that any part of their Agreement is held to be unenforceable, then such provision shall in no way affect the other terms and provisions of their Agreement which shall remain in full force and effect.

10.10

Expenses.  Each of the parties hereto shall bear its own expenses in connection  with the transactions contemplated.  However,  in the event of any litigation, the prevailing party shall be entitled to recover all costs including attorneys fees.

10.11

Finders Fees. The Seller or Seller's shareholders have not engaged a Finder nor have Seller or Seller's shareholders incurred any liabilities for Finder’s fees or commission of any nature whatsoever in connection with the transactions contemplated hereunder. The Seller and selling shareholders each warrant that they shall not incur any liabilities attributable to Purchaser for finder’s fees or commission of any nature.

10.12 Additional Documentation: The parties agree that without the payment of additional consideration, each party will provide the other with such information as may be necessary to carry out the terms and conditions of their Agreement.

IN WITNESS WHEREOF, the parties hereto have signed their Agreement under seal on the day and year first above written.

SELLER:

Global Safety Holdings, Corp.

ATTEST:

________________________

BY:

________________________________

ITS':

PURCHASER:

ATTEST:

Global Safety Holdings, Corp. .

________________________

BY:

________________________________

ITS':

SCHEDULE A

LIST OF ASSET

Software

Firmware

Hardware

Servers

Accounts Receivable

Service Contracts

Source codes

Inventory

Accounts receivable

Contracts with Manufacturers

All Intellectual Property associated with the Assets

All monitoring service contracts covering clients located outside  of either  country-regionMexico and the placecountry-regionUnited States.

Company’s  website.

All intellectual property rights of any kind or nature associated with the Assets or the Business of the Seller

All global patents.

.

SCHEDULE   B

LIST OF LIABILITIES

None.

SCHEDULE C

BILL OF SALE